Q2 2011 earnings press release
FINAL

Micromet Reports Second Quarter 2011 Financial Results
- Company to host conference call today at 8:30 AM ET to review financial results and recent corporate progress -

Rockville, MD, August 4, 2011 --Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company focused on the development and commercialization of next-generation antibodies for the treatment of cancer, today announced its financial results for the second quarter and six months ended June 30, 2011.

“Over the past three months, we presented initial data demonstrating blinatumomab’s  high complete response rate in patients with relapsed acute lymphoblastic leukemia (ALL) and announced a new, multi-target BiTE collaboration with Amgen,” said Christian Itin, Ph.D., Micromet's President and Chief Executive Officer. “We look forward to expanding our clinical trials in ALL and expect to release additional blinatumomab data at ASH.”

Recent Events:
•
In July, the Company entered into a collaboration agreement with Amgen for the research of BiTE antibodies against three solid tumor targets.  Amgen has the right to pursue development and commercialization of BiTE antibodies against up to two of these targets, to be selected by Amgen. Per the terms of the agreement, in July Amgen paid an upfront fee of €10 million, of which €4 million was an advanced payment for research and development expenses to be incurred.  Micromet is eligible to receive up to €342 million in clinical and commercial milestone payments and up to double-digit royalties on worldwide net sales. If Amgen choses a second BiTE program, Micromet will be eligible to receive an additional cash payment upon initiation of the program, as well as milestones, royalties and development funding comparable to the first program.

•
In June, the Company announced the appointment of Ulrich Grau, Ph.D., as Executive Vice President and Chief Operating Officer. Dr. Grau brings to Micromet extensive operations and research and development leadership experience in global pharmaceutical and biotechnology companies.

•
In June, at the 15th Annual Congress of the European Hematology Association, investigators reported interim results from a Phase 2 clinical trial of blinatumomab in adult patients with ALL who had relapsed following treatment with standard therapy.  75% of patients (9 of 12) achieved a complete remission (CR) or CR with partial recovery of blood counts (CRh*) following treatment with blinatumomab. All nine responding patients also achieved a complete molecular response, meaning they had no evidence of leukemic cells in their bone marrow, a key prognostic factor for patient survival.

•
In June, at the 11th Annual International Conference on Malignant Lymphoma, investigators reported updated results from a Phase 1 clinical trial of blinatumomab in adult patients with relapsed non-Hodgkin’s lymphoma (NHL).  At the therapeutic dose level of 60 micrograms per meter squared per day, 71% (20 of 28) achieved an objective response. As of March 2011, the median duration of response for all patients was 508 days with responses of 11 patients on-going.

•
In May, the Company announced the publication of data from a Phase 2 clinical trial of blinatumomab in patients with minimal residual disease positive (MRD) ALL in the Journal of Clinical Oncology.  Results of the study demonstrated that blinatumomab produced durable remissions in front-line adult ALL patients at high risk of relapse.

Financial Results for the Three and Six Months Ended June 30, 2011

Three Months Ended June 30, 2011
For the three months ended June 30, 2011, Micromet recognized total revenues of $7.1 million, compared to $6.5 million for the same period in 2010. Total operating expenses were $27.1 million for the three months ended June 30, 2011, compared to $17.4 million for the same period in 2010.

Loss from operations for the three months ended June 30, 2011 was $20.0 million, compared to a loss from operations of $10.9 million for the same period in 2010.

For the three months ended June 30, 2011, Micromet reported a net loss of $17.3 million, or a loss of $0.19 per basic and diluted common share, compared to a net loss of $4.1 million, or a loss of $0.05 per basic and diluted common share, for the same period in 2010.

Six Months Ended June 30, 2011
For the six months ended June 30, 2011, Micromet recognized total revenues of $12.6 million, compared to $12.9 million for the same period in 2010. Total operating expenses were $52.4 million for the six months ended June 30, 2011, compared to $34.8 million for the same period in 2010.

Loss from operations for the six months ended June 30, 2011 was $39.8 million, compared to a loss from operations of $22.0 million for the same period in 2010.

For the six months ended June 30, 2011, Micromet reported a net loss of $25.5 million, or a loss of $0.28 per basic and diluted common share, compared to a net loss of $22.4 million, or $0.29 per basic and diluted common share, for the same period in 2010.

Micromet's cash, cash equivalents and investments were $188.3 million as of June 30, 2011.

Webcast and Conference Call
Micromet management will host a conference call today at 8:30 AM ET to review the Company's second quarter 2011 results and recent corporate progress. To participate in the conference call, please dial 800-901-5217 (domestic) or 617-786-2964 (international) and reference the access code 91430706. The presentation will be available via webcast at www.micromet.com.

A replay of the call will be available from 11:30 AM ET on August 4, 2011 until midnight ET on September 5, 2011. To access the replay, please dial 1-888-286-8010 (domestic) or 1-617-801-6888 (international) and reference the access code 57949906. The archived webcast will be available for 30 days in the Investors & Media section of the Micromet website at www.micromet.com

About Micromet, Inc.
Micromet is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. The Company is advancing a robust pipeline of novel therapeutics based on its proprietary BiTE® technology. The Company’s lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia. Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Amgen, Bayer HealthCare Pharmaceuticals, Boehringer Ingelheim, MedImmune, Nycomed and Sanofi.

Safe Harbor Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab and other BiTE antibodies, including the conduct and timing of ongoing and future clinical trials involving these product candidates, the potential future payments under our collaboration with Amgen, as well as plans regarding our announcements and publication of clinical data. You are urged to consider statements that include the words “continues,” "will," "believes," "potential," "plans," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab or our other product candidates do not demonstrate safety and/or efficacy in future clinical trials, delays in development and testing, including the risk that we will not obtain approval to market blinatumomab or our other BiTE antibodies, and the risks associated with reliance on collaboration partners, including Amgen, and outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010, and Micromet's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 10, 2011 as well as other filings by the Company with the SEC.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
240-235-0246
jennifer.neiman@micromet.com

Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,689	$97,509
Short-term investments	136,587	123,458
Accounts receivable	1,629	1,047
Prepaid expenses and other current assets	6,071	3,850
Total current assets	194,976	225,864
Property and equipment, net	7,489	5,577
Goodwill	6,462	6,462
Patents, net	161	300
Long-term investments	1,000	1,705
Restricted cash	1,107	2,396
Total assets	$211,195	$242,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,515	$5,150
Accrued expenses	13,423	11,314
Common stock warrants liability	13,572	23,858
Current portion of deferred revenue	4,471	5,695
Total current liabilities	33,981	46,017
Deferred revenue, net of current portion	19,389	20,538
Other non-current liabilities	1,180	1,160
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.00004 par value; 150,000 shares authorized; 91,942 shares issued and outstanding at June 30, 2011 and 91,160 shares issued and outstanding December 31, 2010	4	4
Additional paid-in capital	477,798	470,368
Accumulated other comprehensive income	8,675	8,569
Accumulated deficit	(329,832)	(304,352)
Total stockholders´ equity	156,645	174,589
Total liabilities and stockholders’ equity	$211,195	$242,304

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Collaboration agreements	$6,791	$6,523	$12,174	$12,563
License fees and other	271	26	435	296
Total revenues	7,062	6,549	12,609	12,859
Operating expenses
Research and development	19,587	12,013	38,220	24,216
General and administrative	7,536	5,388	14,204	10,608
Total operating expenses	27,123	17,401	52,424	34,824
Loss from operations	(20,061)	(10,852)	(39,815)	(21,965)
Other income (expense)
Interest expense	(20)	(61)	(42)	(148)
Interest income	197	115	375	230
Change in fair value of warrants	(48)	7,878	10,094	2,271
Other income (expense)	2,638	(1,142)	3,908	(2,754)
Net loss	$(17,294)	$(4,062)	$(25,480)	$(22,366)
Basic and diluted net loss per common share	$(.19)	$(.05)	$(.28)	$(.29)
Weighted average shares used to compute basic and diluted net loss per share	91,544	80,857	91,381	75,954